SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of

earliest event reported):                 June 20, 2000



Commission      Registrant, State of Incorporation,       I.R.S. Employer
File Number     Address and Telephone Number              Identification No.
-----------     -----------------------------------       ------------------

1-6047          GPU, Inc.                                       13-5516989
                (a Pennsylvania corporation)
                300 Madison Avenue
                Morristown, New Jersey 07962-1911
                Telephone (973) 401-8200


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ITEM 5.     OTHER EVENTS.
            ------------

      On June 20, 2000, GPU, Inc. ("the Company") announced that it had entered into a definitive agreement to sell GPU PowerNet, the Company's Australian electric transmission subsidiary, to Singapore Power International (SPI) for A$2.1 billion (approximately US$ 1.26 billion). Together with additional transaction considerations, the full value of the transaction will be A$2.175 billion. The Company and SPI are working towards a June 30, 2000 closing.

      The Company will use the net proceeds from the sale to reduce outstanding debt.

      As a result of the sale, the Company expects to record an estimated after-tax loss in the quarter ending June 30, 2000 of between $275 million and $300 million, including a $60 million foreign currency loss, or a $2.27 to $2.47 loss per share, which includes $0.50 per share for currency losses.

      A copy of GPU's related news release is annexed as an exhibit.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
            ------------------------------------------------------------------

      (c)   Exhibit

            1.    GPU News Release, dated June 20, 2000.

                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                              GPU, INC.



                              By:  /s/ T. G. Howson
                                   -------------------------------
                                    T. G. Howson, Vice President
                                    and Treasurer


Date:   June 21, 2000